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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_______) of Excite, Inc. for the registration of 3,998,258 shares of its common stock and to the incorporation by reference therein of our report dated February 29, 1997, with respect to the consolidated financial statements of Excite, Inc. included in its annual report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP

Palo Alto, California
February 24, 1998

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